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                                                                    EXHIBIT 23.2


                    CONSENT OF BROWDER & ASSOCIATES, P.C.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and to the incorporation by reference therein of our report dated February 2, 1996, with respect to the consolidated financial statements of BancAlabama, Inc. and subsidiary included in its Annual Report to Stockholders which is incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                    Browder & Associates, P.C.

Birmingham, Alabama
July 26, 1996